EXHIBIT 99.3

BLOOMIOS, INC.

UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

The following unaudited pro forma combined financial information is based on the historical financial statements of Bloomios, Inc. (the “Company”) and Infusionz, LLC (“Infusionz”), after giving effect to the Company’s acquisition of Infusionz. The notes to the unaudited pro forma financial information describe the reclassifications and adjustments to the financial information presented.

The unaudited pro forma combined balance sheet as of September 30, 2022, and statements of operations for the year ended September 30, 2022, and the three and nine months ended September 30, 2022 are presented as if the acquisition of Infusionz had occurred on October 1, 2021 and were carried forward through each of the periods presented.

The allocation of the purchase price used in the unaudited pro forma combined financial information is based upon the respective fair values of the assets and liabilities of Infusionz as of the date on which the Infusionz Stock Purchase agreement was signed.

The unaudited pro forma combined financial information is not intended to represent or be indicative of the Company’s consolidated results of operations or financial position that the Company would have reported had the Infusionz acquisition been completed as of the dates presented and should not be taken as a representation of the Company’s future consolidated results of operation or financial position.

The unaudited pro forma combined financial information should be read in conjunction with the historical consolidated financial statements and accompanying notes of the Company included in the annual report on form 10-K for the year ended December 31, 2021.

Bloomios, Inc.
Unaudited Proforma Combined Balance Sheet
as of September 30, 2022
(Unaudited)

	Bloomios, Inc.	Infusions	Proforma Adjustments			Proforma
Assets
Current Assets:
Cash	$8,360	$41,685	$(41,685)	(1)		$8,360
Accounts receivable - net	81,982	101,219	(101,219)	(1)		81,982
Inventory	246,964	68,747	1,337,662	(1)		1,653,373
Prepaid Expenses	103,500	3,161	(3,161)	(1)		103,500
Deposits	2,155		-			2,155
Total Current Assets	442,961	214,812	1,191,597			1,849,370

Property and Equipment - Net	2,243,210	55,963	614,559	(1	),(2)	2,913,732
Loan receivable	50,000	-	-			50,000
Right of use asset	142,049	8,802	(8,802)	(1)		142,049
Intangible assets acquired	-	-	10,000,000	(3)		10,000,000
Goodwill	300,000	-	11,702,646	(3)		12,002,646
Other assets	67,290	-	-			67,290
Total Assets	$3,245,510	$279,577	$23,500,000			$27,025,087

Liabilities and Stockholders’ (Deficit)
Current Liabilities:
Accounts payable	$1,749,837	$-	-			$1,749,837
Accrued expenses	333,562	11,797	(11,797)	(1)		333,562
Accrued Expenses related party	272,922	-	-			272,922
Unearned revenue	41,325	94,380	(94,380)	(1)		41,325
Customer JV account liabilities	300,000	-	-			300,000
Lease liability current	142,049	9,250	(9,250)	(1)		142,049
Notes payable	1,522,864	-	-			1,522,864
Notes payable PPP	-	-	-			-
Notes payable - related party	356,500	-	5,294,118	(4)		5,650,618
Notes Payable - Convertibles Related Party	1,274,935	-	-			1,274,935
Notes payable - convertibles (net of debt discount)	2,058,343	-	9,985,459	(5)		12,043,802
Total Current Liabilities	8,052,337	115,427	15,164,150			23,331,914
Long-Term Debt:
Lease liability	-	-
Notes payable	150,000	-	-			150,000
Total Liabilities	8,202,337	115,427	15,164,150			23,481,914

Stockholders’ (Deficit)
Preferred series A stock ($0.00001 par value; 10,000 shares authorized; 10,000 and 0 shares issued and outstanding at June 30, 2022 and December 31, 2021 respectively	0		-			0
Preferred series B stock ($0.00001 par value; 800 shares authorized; 800 and 0 shares issued and outstanding at September 30, 2022 and December 31, 2021 respectively	0		-			0
Preferred series C stock ($0.00001 par value; 3,000,000 shares authorized; 310,000 and 0 shares issued and outstanding at September 30, 2022 and December 31, 2021 respectively	3		-			3
Preferred series D stock ($0.00001 par value; 3,000,000 shares authorized; 310,000 and 0 shares issued and outstanding at September 30, 2022 and December 31, 2021 respectively			8,500,000	(6)		8,500,000
Shares to be issued	-		-			-
Common stock ($0.00001 par value; 950,000,000 shares authorized; 12,702,134 and 12,508,011 shares issued and outstanding at September 30, 2022 and December 31, 2021 respectively	188		-			188
Additional paid-in capital	5,897,150	28,511	(28,511)			5,897,150
Accumulated deficit	(10,854,168)	135,639	(135,639)			(10,854,168)
Total Stockholders’ (Deficit)	(4,956,827)	164,150	8,335,850			3,543,173
Total Liabilities and Stockholders’ Deficit	$3,245,510	$279,577	$23,500,000			$27,025,087

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See notes to unaudited pro forma combined financial information

(1)	Assets and Liabilities not acquired
(2)	Assets acquired in acquisition
(3)	Represents the management estimated intangible asset and goodwill as of closing date, to be verified post acquisition with full purchase price allocation
(4)

The non-cash consideration consisted of the issuance by the Company to the Seller of: (i) a Debenture having a subscription amount of four million five hundred thousand dollars ($4,500,000) (which, for purposes of clarity, as a result of the original issue discount, has an original principal amount of five million two hundred ninety-four thousand one hundred seventeen dollars and sixty cents ($5,294,117.60));

(5)

On October 26, 2022, the Company closed on an offering of the Debentures (the “Debenture Offering”). The Debentures have an aggregate principal amount of approximately $13,893,059 (including a 15% original issue discount). The Debentures were issued to eleven (11) holders, six (6) of whom invested $6.25 million with the balance of the principal amount consisting of the issuance of the Debenture to the Seller and the issuances of Debentures to four (4) lenders to refinance previous loans. The cash proceeds of the Debenture Offering were used to finance the cash consideration paid to the Seller pursuant to the MIPA along with the cash repayment of previous loans.

(6)

On October 26, 2022, the Company issued eighty-five thousand (85,000) shares of Series D Preferred to the Seller pursuant to the MIPA.

The Series D Preferred shares entitle the holder to receive dividends equal to eight and one-half percent (8.50%) per annum of the Stated Value of the Series D Preferred shares, on a monthly basis, 30 days in arrears, for each month during which the Series D Preferred shares remain outstanding.

The monthly dividends shall be declared but not become due and payable and shall not be paid (but instead shall accrue) until the date that is three (3) months following the date on which the Debentures are fully repaid and /or converted into shares of Common Stock (such date the “Dividend and Conversion Restriction Release Date”). In addition, no asserted claims, losses or liabilities related to the Debentures to which the holders of the Debentures are entitled to indemnification or reimbursement can remain unresolved. The monthly dividends shall be fully paid in twelve equal monthly installments.

On or after the Dividend and Conversion Restriction Release Date, the holder of the Series D Preferred shares can convert the Series D Preferred shares into shares of Common Stock. The number of shares of Common Stock will equal the product obtained by dividing the number of shares of Series D Preferred Stock being converted by the closing price per share of the Common Stock on the conversion date and multiplying that number by 100.

The holders of the Series D Preferred shares shall have the same voting rights as the holders of the Common Stock and the shares of Series D Preferred shall vote equally with the shares of Common Stock, and not as a separate class, at any annual or special meeting, upon the following basis: the holder of Series D Preferred shares shall be entitled to cast such number of votes as shall be equal to the aggregate number of shares of Common Stock into which such holder’s shares of Series D Preferred Stock are convertible immediately after the close of business on the record date fixed for such meeting.

The Series D Preferred shares have a liquidation preference over all other Company securities other than the Debentures. In addition, the Company may, in its sole discretion, on or after one year anniversary of the Closing Date, subject to whether the Debentures are still outstanding, elect to redeem all or any portion of the Series D Preferred shares at a price per share equal to one hundred dollars up to an aggregate amount of eight million five hundred thousand dollars ($8,500,000) for all of the shares of Series D Preferred Stock.

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Bloomios, Inc.
Unaudited Pro Forma Consolidated Statement of Operations
for the three months ended September 30, 2022

	Bloomios, Inc.	Infusions	Proforma Adjustments		Proforma

Sales	$1,197,927	$454,516	$5,056,920	(1)	$6,709,363
Cost of Goods Sold	597,621	264,772	2,661,500	(2)	$3,523,893
Gross Profit	600,306	189,744	2,395,420		3,185,470

Sales and Marketing	-	-	561,229	(3)	561,229
General and Administrative expense	1,308,210	114,845	812,151	(3)	2,235,206
Depreciation	109,275	-	-		109,275
Amortization	-	-	-	(4)	-
Share based Expense	95,217	-	-		95,217
Total Expenses	1,512,702	114,845	1,373,380		3,000,927
Net Profit From Operations	(912,396)	74,899	1,022,041		184,544

Other Income / (Expenses)
Gain on Debt settlement	-	-	-		-
Other Income	-	-	-		-
Financing Fees	(1,017,637)	-	-		(1,017,637)
Interest Expense	(170,815)	(119)	-		(170,934)
Net Profit / (Loss) Before Income Taxes	(2,100,848)	74,780	1,022,041		(1,004,027)
Income Tax Expense	-	-	-		-
Net Profit / (Loss)	$(2,100,848)	$74,780	$1,022,041		$(1,004,027)

NET PROFIT / (LOSS) PER COMMON SHARE - BASIC AND DILUTED	$(0.16)	$-	$-		$(0.08)

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING - BASIC AND DILUTED	13,200,405	-	-		13,200,405

See notes to unaudited pro forma combined financial information

(1)	Additional revenue from acquisition
(2)	Additional cost of goods sold from acquisition
(3)	Additional salaries from acquired assets
(4)	Proforma amortization of the intangible assets acquired

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Bloomios, Inc.
Unaudited Pro Forma Consolidated Statement of Operations
for the nine months ended September 30, 2022

	Bloomios, Inc.	Infusions	Proforma Adjustments		Proforma

Sales	$3,957,356	$2,654,053	$13,880,256	(1)	$20,491,665
Cost of Goods Sold	1,967,220	1,499,134	7,279,682	(2)	$10,746,036
Gross Profit	1,990,136	1,154,919	6,600,574		9,745,629

Sales and Marketing	-	-	1,683,686	(3)	1,683,686
General and Administrative expense	4,106,918	568,667	2,212,320	(3)	6,887,905
Depreciation	322,308	-	-		322,308
Amortization	-	-	1,071,429	(4)	1,071,429
Share based Expense	285,901	-	-		285,901
Total Expenses	4,715,127	568,667	4,967,435		10,251,229
Net Profit From Operations	(2,724,991)	586,252	1,633,139		(505,600)

Other Income / (Expenses)
Gain on Debt settlement	-	5,500	-		5,500
Other Income	-	-	-		-
Financing Fees	(1,268,597)	-	-		(1,268,597)
Interest Expense	(525,191)	(2,631)	-		(527,822)
Net Profit / (Loss) Before Income Taxes	(4,518,779)	589,121	1,633,139		(2,296,519)
Income Tax Expense	-	-	-		-
Net Profit / (Loss)	$(4,518,779)	$589,121	$1,633,139		$(2,296,519)

NET PROFIT / (LOSS) PER COMMON SHARE - BASIC AND DILUTED	$(0.34)	$-	$-		$(0.17)

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING - BASIC AND DILUTED	13,200,405	-	-		13,200,405

See notes to unaudited pro forma combined financial information

(1)	Additional revenue from acquisition
(2)	Additional cost of goods sold from acquisition
(3)	Additional salaries from acquired assets
(4)	Proforma amortization of the intangible assets acquired

5

Bloomios, Inc.
Unaudited Pro Forma Consolidated Statement of Operations
for the year ended September 30, 2022

	Bloomios, Inc.	Infusions	Proforma Adjustments		Proforma

Sales	$5,616,637	$3,108,569	$18,937,176	(1)	$27,662,382
Cost of Goods Sold	2,928,062	1,763,906	9,941,182	(2)	$14,633,150
Gross Profit	2,688,575	1,344,663	8,995,994		13,029,232

Sales and Marketing	-	-	2,244,915	(3)	2,244,915
General and Administrative expense	3,122,922	683,512	3,024,471	(3)	6,830,905
Depreciation	429,961	-	-		429,961
Amortization	-	-	1,428,571	(4)	1,428,571
Share based Expense	563,234	-	-		563,234
Total Expenses	4,116,117	683,512	6,697,957		11,497,586
Net Profit From Operations	(1,427,542)	661,151	2,298,037		1,531,646

Other Income / (Expenses)
Gain on Debt settlement	-	5,500	-		5,500
Other Income	84,628	-	-		84,628
Financing Fees	(835,204)	-	-		(835,204)
Interest Expense	(2,919,604)	(2,750)	-		(2,922,354)
Net Profit / (Loss) Before Income Taxes	(5,097,722)	663,901	2,298,037		(2,135,784)
Income Tax Expense	-	-	-		-
Net Profit / (Loss)	$(5,097,722)	$663,901	$2,298,037		$(2,135,784)

NET PROFIT / (LOSS) PER COMMON SHARE - BASIC AND DILUTED	$(0.39)	$-	$-		$(0.16)

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING - BASIC AND DILUTED	13,200,405	-	-		13,200,405

See notes to unaudited pro forma combined financial information

(1)	Additional revenue from acquisition
(2)	Additional cost of goods sold from acquisition
(3)	Additional salaries from acquired assets
(4)	Proforma amortization of the intangible assets acquired

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BLOOMIOS, INC.

NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

1.	BASIS OF PRO FORMA PRESENTATION

The unaudited pro forma combined balance sheet as of September 30, 2022, and the unaudited pro forma statements of operations for the three and nine month’s ended September 30, 2022, are based on the historical financial statements of the Company and Infusionz, LLC (“Infusionz”) after giving effect to the Company’s acquisition of Infusionz and reclassification and adjustments described in the accompanying notes to the unaudited pro forma combined financial information.

The Company accounts for its business combinations using the acquisition method of accounting. The cost of an acquisition is measured as the aggregate of the acquisition date fair values of the assets transferred and liabilities assumed by the Company to the seller’s cash consideration and equity instruments issued. Transaction costs directly attributable to the acquisition are expensed as incurred. The excess of (i) the total costs of acquisition over (ii) the fair value of the identifiable net assets of the acquiree is recorded as identifiable intangible assets and goodwill.

The fair values assigned to Infusionz’s assets acquired and liabilities assumed are based on management’s estimates and assumptions. The estimated fair values of these assets acquired and liabilities assumed are considered preliminary and are based on the information that was available as of the date of acquisition. The Company believes that the information provides a reasonable basis for estimating the fair values of assets acquired and liabilities assumed, but is waiting for additional information, primarily related to estimated values of current and non-current income taxes payable and deferred taxes, which are subject to change, pending the finalization of certain tax returns. The Company expects to finalize the valuation of the assets and liabilities as soon as practicable, but not later than one year from the acquisition date.

The unaudited pro forma combined financial information is not intended to represent or be indicative of the Company’s consolidated results of operations or financial position that the Company would have reported had the Infusionz acquisition been completed as of the dates presented and should not be taken as a representation of the Company’s future consolidated results of operation or financial position.

The unaudited pro forma combined financial information should be read in conjunction with the historical consolidated financial statements and accompanying notes of the Company included in the annual report on Form 10-K for the year ended December 31, 2021.

Accounting Periods Presented

The unaudited pro forma combined balance sheet as of September 30, 2022, and the statements of operations for the three months ended September 30, 2022 and for the nine months ended September 30, 2022 are presented as if the acquisition of Infusionz had occurred on October 1, 2021 and were carried forward through each of the periods presented.

Reclassifications

The Company reclassified certain accounts in the presentation of Infusionz’s historical financial statements to conform to the Company’s presentation.

Income Taxes

Infusionz was treated as a single member LLC and a disregarded entity for federal income tax and state tax income tax purposes. Under these elections, the Company is not a taxpaying entity for federal and state income tax purposes and, accordingly, no provision has been made for such income taxes, except for a minimum state corporate business tax. The member’s allocable share of the Company’s income or loss is reportable on his or her income tax returns. Effective April 1, 2022 Infusionz was no longer a single member LLC for federal income tax and state tax purposes.

7

2.	ACQUISITION OF INFUSIONZ

Membership Interest Purchase Agreement

On October 26, 2022, Bloomios, Inc. (the “Company”) entered into a Membership Interest Purchase Agreement (the “MIPA”) by and among the Company, Upexi, Inc., (the “Seller”) and Infused Confections LLC (the “Buyer”). The Buyer is a wholly-owned subsidiary of the Company. Pursuant to the MIPA, the Buyer purchased from the Seller all of the issued and outstanding limited liability company membership interests (the “LLC Interests”) of Infusionz LLC (“Infusionz”). Infusionz is in the business of developing, manufacturing, and marketing CBD products including, but not limited to, edibles, tinctures, topicals, capsules and pet products (the “Business”).

Seller also agreed to transfer certain equipment used in connection with operation of the Business and agreed to allow the Company to provide: (i) white label and private label manufacturing services to Seller’s customers and (ii) contracted services for certain brands of the Seller that were manufactured by the Seller ((i) and (ii) are referred to collectively herein as the “Assets”).

The closing of the purchase of the LLC Interests and the transfer of the Assets occurred on October 26, 2022 (the “Closing Date”).

The purchase price of the LLC Interests was twenty-three million five hundred thousand dollars ($23,500,000) which consisted of cash consideration of five million five hundred thousand dollars ($5,500,000) and non-cash consideration of eighteen million dollars ($18,000,000).

As further described below under the heading “Senior Secured Convertible Debenture Offering, “ on October 26, 2022, the Company completed an offering of 15.0% Original Issue Discount Senior Secured Convertible Debentures (the “Debentures”).

As further described under Item 5.03 of this Current Report on Form 8-K, the Company filed a Certificate of Designation of Preferences, Rights and Limitations of Series D Convertible Preferred Stock (the “COD”) with the Secretary of State of the State of Nevada. The Company, pursuant to the COD, is able to issue shares of Series D Convertible Preferred Stock (the “Series D Preferred”).

The non-cash consideration consisted of the issuance by the Company to the Seller of: (i) a Debenture having a subscription amount of four million five hundred thousand dollars ($4,500,000) (which, for purposes of clarity, as a result of the original issue discount, has an original principal amount of five million two hundred ninety-four thousand one hundred seventeen dollars and sixty cents ($5,294,117.60)); (ii) a convertible secured subordinated promissory note (the “Note”) in the principal amount of five million dollars ($5,000,000), which will mature and be payable on the 24 month anniversary of the Closing Date; and (iii) eighty-five thousand (85,000) shares of Series D Preferred with a stated value per share of one hundred dollars ($100) for a total value of eight million five hundred thousand dollars ($8,500,000).

To the extent that the working capital of Infusionz on the Closing Date is respectively greater than or less than one million two hundred seventy-five thousand dollars ($1,275,000) the purchase price will be increased or decreased on a dollar-for-dollar basis. Within sixty (60) days of the Closing Date, the Seller shall prepare and deliver to Buyer a written statement setting forth in reasonable detail its determination of the revenue of Infusionz for the year ended June 30, 2022 and the working capital of Infusionz on the Closing Date and its calculation of the applicable adjustment to the purchase price, if any.

The foregoing summary of the MIPA contains only a brief description of the material terms of the MIPA and such description is qualified in its entirety by reference to the full text of the MIPA, filed herewith as Exhibit 2.1.

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The MIPA contains representations, warranties and covenants that the respective parties made to each other as of the date of the MIPA or other specific dates. The assertions embodied in those representations, warranties and covenants were made for purposes of the contract among the respective parties and are subject to important qualifications and limitations agreed to by the parties in connection with negotiating such agreement. The representations, warranties and covenants in the MIPA are also modified in important part by the underlying disclosure schedules which are not filed publicly and which are subject to a contractual standard of materiality different from that generally applicable to stockholders and were used for the purpose of allocating risk among the parties rather than establishing matters as facts. The Company does not believe that these schedules contain information that is material to an investment decision.

In connection with the MIPA, the Company entered into: (i) employment agreements to employ the Chief Operating Officer and Chief Manufacturing Officer of Infusionz and (ii) a registration rights agreement to register the shares of the Company’s common stock, par value $0.00001 per share (the “Common Stock”) underlying the Series D Preferred shares held by the Seller following the Common Stock being listed on a national securities exchange (the “Uplisting”) with the initial registration statement to register the shares of Common Stock due to be filed with the Securities and Exchange Commission (the “Commission”) prior to the one year anniversary of the Closing Date.

In addition, the Company entered into a Transition Services Agreement with the Seller whereby the Seller will provide to the Company: (i) access to the Seller’s facilities used in connection with the Business (at an estimated cost of $100,000 per month); (ii) finance services; and (iii) Human Resource assistance. This assistance includes allowing operational and other employees to work for the Company (at an estimated cost of $135,000 per month). The access to the facilities and the Human Resource assistance will be provided for four (4) months.

The foregoing summary of the Transition Services Agreement contains only a brief description of the material terms of the Transition Services Agreement and such description is qualified in its entirety by reference to the full text of the Transition Services Agreement, filed herewith as Exhibit 10.1.

Senior Secured Convertible Debenture Offering

On October 26, 2022, the Company closed on an offering of the Debentures (the “Debenture Offering”). The Debentures have an aggregate principal amount of approximately $13,893,059 (including a 15% original issue discount). The Debentures were issued to eleven (11) holders, six (6) of whom invested $6.25 million with the balance of the principal amount consisting of the issuance of the Debenture to the Seller and the issuances of Debentures to four (4) lenders to refinance previous loans. The cash proceeds of the Debenture Offering were used to finance the cash consideration paid to the Seller pursuant to the MIPA along with the cash repayment of previous loans.

The Debentures have a maturity date of October 26, 2024, have an interest rate of ten percent (10.00%) per annum, and are convertible into shares of Common Stock. The conversion price: (i) prior to the date of a Qualified Offering (an offering the Company enters into in connection with the Uplisting) is eighty percent (80%) of the lowest VWAP of the Common Stock during the five (5) trading day period immediately prior to the applicable Conversion Date; (ii) at the Qualified Offering, at the Qualified Offering Conversion Price (the effective price per share paid by investors per share of Common Stock that is sold to the public in the Qualified Offering); or (ii) following the date of the Qualified Offering, eighty percent (80%) of the lowest VWAP of the Common Stock during the ten (10) trading day period immediately prior to the three (3) month anniversary of date of the Qualified Offering.

On the date of the Qualified Offering, the Company will need to repay the lesser of the outstanding principal and an amount equal to the A) the outstanding principal sum on such date, multiplied by (B) the quotient obtained by dividing (1) the gross proceeds of the Qualified Offering by (2) the outstanding principal sum of all Debentures issued and any interest on the aggregate unconverted and then outstanding principal amount of the Debentures. By way of example, if the principal amount outstanding of a Debenture is $500,000, the gross proceeds of the Qualified Offering is $5,000,000 and total amount outstanding of all the Debentures is $10,000,000, then the holder of the $500,000 Debenture shall receive $250,000: $500,000 x $5,000,000/ $10,000,000.

The Debentures were offered pursuant to a Securities Purchase Agreement (the “SPA”) between the Company and the holders of the Debentures entered into on October 26, 2022. The SPA contains customary representations, warranties and indemnification provisions. The Debentures are secured by a senior security interest in all assets of the Company and its subsidiaries pursuant to that certain Security Agreement, dated as of October 26, 2022, by and among the Company, the Company’s subsidiaries, the holders of the Debentures, and the agent for the holders (the “Security Agreement”).

9

In addition, pursuant to the SPA, the holders of the Debentures were each issued a warrant to purchase shares of the Common Stock (the “Warrant”). Each Warrant provides for the purchase by the applicable holder of Debentures of a number shares of Common Stock equal to the total principal amount of the Debenture purchased by such holder divided by the average of the VWAP of the Common Stock during the ten (10) trading day period immediately prior to the Closing Date (the “Warrant Shares”). The exercise price of the Warrants is 125% of the conversion price of the Debentures. A total of 7,449,007 Warrants were issued on the Closing Date.

Pursuant to the SPA, the holders of the Debentures were each issued a number of shares of Common Stock (the “Incentive Shares”) equal to 35% of such holder’s subscription amount (without regard for any beneficial ownership limitations) divided by the lower of (i) the closing price of the Common Stock on the Closing Date or (ii) the average of the VWAP of the Common Stock during the ten (10) trading day period immediately prior to the Closing Date. A total of 2,216,080 shares of Common Stock were issued on the Closing Date.

Pursuant to the SPA, the Company agreed to use its commercially reasonable efforts to complete a Qualified Offering within six months of the Closing Date. The Company agreed to use its commercially reasonable efforts to cause the filing of a registration statement with the Commission covering the resale of the Incentive Shares, the Warrant Shares, and the shares of Common Stock underlying the Debentures (collectively, the “Underlying Shares”) at the same time as the Qualified Offering and shall use its commercially reasonable efforts to cause such registration statement to become effective at the time of the Qualified Offering. Notwithstanding the foregoing, in the event the Qualified Offering is not completed on or before the six-month anniversary of the Closing Date, (1) the Company shall file a separate registration statement with the Commission covering the resale of the Underlying Shares (a “Separate Registration Statement”), and shall use its commercially reasonable efforts to cause such Separate Registration Statement to become effective within nine months of the Closing Date.

The foregoing summary of the Debentures, the SPA, the Security Agreement, and the Warrants contains only a brief description of the material terms of the Debentures, the SPA, the Security Agreement, and the Warrants and such description is qualified in its entirety by reference to the full text of each of the Debentures, the SPA, the Security Agreement, and the Warrants, forms of which are filed herewith as Exhibits 4.1, 10.2, 10.3 and 4.2, respectively.

Convertible Secured Subordinated Promissory Note

In connection with the closing of the purchase of the LLC Interests and the transfer of the Assets, the Company issued the Note to the Seller. The Note has an interest rate of eight and one-half percent (8.5%) per annum, requires the Company to remit in repayment of amounts outstanding pursuant to the Noe an amount equal to forty percent (40%) of the net proceeds received by the Company in connection with any offering by the Company of the Company’s securities conducted in connection with the Uplisting. The Company shall pay the Seller interest on a monthly basis. The Note is convertible, at the Seller’s option, into shares of Common Stock at a conversion price of $5.00 per share subject to adjustment: (i) if the Uplisting does not occur prior to the one-year anniversary of the Closing Date or (ii) upon an event of default as described in the Note.

The Note is secured by a subordinated security interest in all assets of Infusionz pursuant to that certain Pledge and Security Agreement, dated as of October 26, 2022, by and between Infusionz as pledgor and the Seller as pledgee (the “Pledge and Security Agreement”), which security interest shall rank junior to all liens and security interests granted by the Company and each of its subsidiaries (including without limitation Infusionz), to the holders of the Debentures.

The foregoing summary of the Note and the Pledge and Security Agreement contains only a brief description of the material terms of the Note and the Pledge and Security Agreement and such description is qualified in its entirety by reference to the full text of each of the Note and the Pledge and Security Agreement, which are filed herewith as Exhibits 4.3 and 10.4, respectively.

3.	PRO FORMA ADJUSTMENTS

(1)	Assets and Liabilities not acquired
(2)	Assets acquired in acquisition
(3)	Represents the management estimated intangible asset as of closing date, to be verified post acquisition with full purchase price allocation
(4)

The non-cash consideration consisted of the issuance by the Company to the Seller of: (i) a Debenture having a subscription amount of four million five hundred thousand dollars ($4,500,000) (which, for purposes of clarity, as a result of the original issue discount, has an original principal amount of five million two hundred ninety-four thousand one hundred seventeen dollars and sixty cents ($5,294,117.60));

(5)

On October 26, 2022, the Company closed on an offering of the Debentures (the “Debenture Offering”). The Debentures have an aggregate principal amount of approximately $13,893,059 (including a 15% original issue discount). The Debentures were issued to eleven (11) holders, six (6) of whom invested $6.25 million with the balance of the principal amount consisting of the issuance of the Debenture to the Seller and the issuances of Debentures to four (4) lenders to refinance previous loans. The cash proceeds of the Debenture Offering were used to finance the cash consideration paid to the Seller pursuant to the MIPA along with the cash repayment of previous loans.

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